SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 9, 2003
Date of report (Date of earliest event reported)

HAYES LEMMERZ INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11592	13-3384636
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

15300 Centennial Drive, Northville, Michigan 48167
(Address of Principal Executive Offices)

(734) 737-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
Press Release dated April 9, 2003

Item 5. Other Events and Regulation FD Disclosure.

     On April 9, 2003, the U.S. Bankruptcy Court for the District of Delaware approved Hayes Lemmerz International, Inc.’s (the “Company”) Disclosure Supplement Regarding Modifications to First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and its Affiliated Debtors and Debtors in Possession. A copy of the Disclosure Supplement and the Disclosure Statement are available on the Internet at http://www.hayes-lemmerz.com.

     In addition, the Company announced that representatives of its prepetition creditors have reached an agreement regarding distributions under the Company’s proposed Plan of Reorganization and other matters.

     The Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Exhibit
99.1	Press release of the Company dated April 9, 2003.

SIGNATURES

Dated: April 10, 2003	HAYES LEMMERZ INTERNATIONAL, INC.

By: /s/ Patrick C. Cauley
Patrick C. Cauley
Interim General Counsel & Assistant Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

EX-99.1	Press Release of the Company dated April 9, 2003.